UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
CHEVRON CORPORATION 2022 Annual Meeting Vote by May 24, 2022 11:59 PM ET. For shares held in a Plan, vote by May 22, 2022 11:59 PM ET.

CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324

D74818-P68458-Z81983

You invested in CHEVRON CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 25, 2022.

Get informed before you vote

View the Notice of the 2022 Annual Meeting, 2022 Proxy Statement, and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 11, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1a.	Wanda M. Austin	For

1b.	John B. Frank	For

1c.	Alice P. Gast	For

1d.	Enrique Hernandez, Jr.	For

1e.	Marillyn A. Hewson	For

1f.	Jon M. Huntsman Jr.	For

1g.	Charles W. Moorman	For

1h.	Dambisa F. Moyo	For

1i.	Debra Reed-Klages	For

1j.	Ronald D. Sugar	For

1k.	D. James Umpleby III	For

1l.	Michael K. Wirth	For

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm	For

3.	Advisory Vote to Approve Named Executive Officer Compensation	For

4.	Approve the 2022 Long-Term Incentive Plan of Chevron Corporation	For

5.	Adopt Medium- and Long- Term GHG Reduction Targets	Against

6.	Report on Impacts of Net Zero 2050 Scenario	Against

7.	Report on Reliability of Methane Emission Disclosures	For

8.	Report on Business with Conflict-Complicit Governments	Against

9.	Report on Racial Equity Audit	Against

10.	Special Meetings	Against

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